Certification Pursuant to 18 U.S.C. § 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Harman International Industries, Incorporated (the "Company") on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 15, 2003

/s/Sidney Harman

Name: Sidney Harman
Title: Executive Chairman

/s/Bernard A. Girod

Name: Bernard A. Girod
Title: Vice Chairman and Chief Executive Officer

/s/Frank Meredith

Name: Frank Meredith
Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of this Report or as a separate disclosure document.